UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

WORKSPORT LTD.
(Exact name of registrant as specified in its charter)

Nevada	001-40681	35-2696895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 N America Dr
 West Seneca, New York, United States 14224
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (888) 554-8789

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common	WKSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2024, Worksport Ltd. (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Steven Rossi, the Company's Chief Executive Officer and President (the "Purchaser"), pursuant to which the Company agreed to issue and sell in a private placement offering (the "Private Placement") an aggregate of 33,333 shares (the "Shares") of common stock, par value $0.0001, at a purchase price per share of $0.75, for gross proceeds of approximately $25,000, of which proceeds will be used for working capital and other general corporate purposes.

The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and were not offered pursuant to the Registration Statement and were offered pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and stockholders with information regarding their terms. It is not intended to provide any other information about the parties to the Purchase Agreement, or any of their respective affiliates. The representations, warranties and covenants in the Purchase Agreement were made only for the purposes of such agreements and as of specified dates. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement. Accordingly, the representations, warranties and covenants may not accurately represent the current state of the Company’s affairs at any time.

The foregoing description of the Purchase Agreement is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which (or form thereof) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On November 21, 2024, the Company issued a press release: "Worksport Ltd. Retains Digital BD to Investigate Short Selling Activity; CEO Reaffirms Confidence with Personal Share Purchase at 44% Premium to Market." A copy of the press release is attached hereto as Exhibit 99.1.

The information under Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Stock Purchase Agreement.
99.1	Press Release dated November 21, 2024, "Worksport Ltd. Retains Digital BD to Investigate Short Selling Activity; CEO Reaffirms Confidence with Personal Share Purchase at 44% Premium to Market"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: November 21, 2024	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)